UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 2, 2005

HOUSEVALUES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-51032	91-1982679
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 952-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2005, the Compensation Committee of the Board of Directors of HouseValues, Inc (the “Company”) approved a cash bonus payment under the 2004 Executive Officer Bonus Program for the following executive officers named in the Company’s final prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on December 10, 2004 who remain employed by the Company (the “Executives”): Ian Morris, President and Chief Executive Officer, $190,000; Michael Nelson, Chief Technology Officer, $75,000; and Scott Smith, Director of Agent Success, $40,000. The Compensation Committee also approved cash bonus payments to other executive officers in the aggregate amount of $346,000.

At the same meeting, the Compensation Committee also established new 2005 salaries for the Executives as follows: Ian Morris, President and Chief Executive Officer, $245,000; Michael Nelson, Chief Technology Officer, $175,000; and Scott Smith, Director of Agent Success, $130,000. The Compensation Committee also approved salary increases to other executive officers for 2005 in the aggregate amount of $92,500.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEVALUES, INC.

Date: February 7, 2005	By:	/s/ Gregg Eskenazi
Gregg Eskenazi
General Counsel and Secretary

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